EXHIBIT 10.14


                              EMPLOYMENT AGREEMENT

     THIS AGREEMENT, made as of this 1st day of December 1994, by and between DIAGNOSTEK, INC., a Delaware corporation (hereinafter called "Company"), and ARTHUR C. SOLOMON, an individual (hereinafter called "Employee").

                              W I T N E S S E T H:

     Company wishes to employ Employee and Employee wishes to enter into the employ of Company on the terms and conditions contained in this Agreement.

     NOW, THEREFORE, in consideration of the facts, mutual promises and covenants contained herein and intending to be legally bound hereby, Company and Employee agree as follows:

     1. Employment. Company hereby employs Employee and Employee hereby accepts employment by Company for the period and upon the terms and conditions contained in this Agreement.

     2. Office and Duties.

          (a) Employee shall serve Company as its Executive Vice President and shall have such authority and responsibilities as typically accorded such an employee, subject to such further duties and responsibilities granted and reasonable restrictions (considered in light of the duties and responsibilities accorded) imposed by Company's Chief Operating Officer to whom Employee shall report. Employee may also serve as an officer and/or director of the Company's subsidiaries for no additional compensation. Employee shall be based in Albuquerque, New Mexico.


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          (b) Throughout the term of this Agreement, Employee shall devote his entire working time, energy, skill and best efforts to the performance of his duties hereunder in a manner which will faithfully and diligently further the business and interests of Company and its subsidiaries. Notwithstanding the foregoing, Employee may engage in other activities so long as such activities do not conflict with the performance of his duties on behalf of the Company in accordance with this Agreement and Employee receives prior approval from Company's Board of Directors, which approval shall not unreasonably be withheld.

     3. Term. This Agreement shall be for an original term of five (5) years (the "Original Term"), commencing on December 1, 1994 and ending on the fifth anniversary thereof, unless sooner terminated as hereinafter provided. Unless either party elects to terminate this Agreement at the end of the Original Term or any Renewal Term, as defined herein, by giving the other party notice of such election at least sixty (60) days before the expiration of the then current term, this Agreement shall be deemed to have been renewed for an additional term of one (1) year (a "Renewal Term") commencing on the day after the expiration of the then current term.

     4. Compensation.

          (a) For all of the services rendered by Employee to Company, Employee shall receive an annual base salary of One Hundred Thirty-Five Thousand Dollars ($135,000), payable in reasonable periodic installments in accordance with Company's regular payroll practices in effect from time to time, but in no event less frequently than monthly. Commencing on January 1, 1995 and on each anni-

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versary thereof, Employee's annual base salary shall be increased by an amount equal to one hundred four percent (104%) of the then applicable base salary. Such initial base salary and base salary as adjusted shall hereafter be referred to as "Base Salary."

          (b) Beginning with the fiscal year ending March 31, 1995, Employee shall be entitled to receive an incentive bonus paid within ninety (90) days after the end of each fiscal year during the term of this Agreement (the "Incentive Bonus") which, for each fiscal year, shall be payable if the Company's annual income, after deduction of state and federal income taxes determined on a consolidated basis by the Company's regularly employed certified public accountants, in accordance with generally accepted accounting principles, but without giving effect to any non-recurring gains or losses ("Annual Income") exceeds 135% of the Company's Annual Income for the fiscal year ended March 31, 1994 and, for each fiscal year thereafter, exceeds 135% of the prior fiscal year's base ("Base").

     By way of example:

          the 1995 Base shall be 135% of Annual Income for the fiscal year ended March 31, 1994;

          the 1996 Base shall be 135% of the 1995 Base;

          the 1997 Base shall be 135% of the 1996 Base;

          the 1998 Base shall be 135% of the 1997 Base;

          the 1999 Base shall be 135% of the 1998 Base.

          The Incentive Bonus shall equal thirty percent (30%) of an amount equal to the Base Salary then being paid to Employee on the last day of the

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fiscal year for which the Incentive Bonus is payable.

          Notwithstanding the foregoing, beginning in the fiscal year ended March 31, 1995, Employee shall be paid an annual minimum Incentive Bonus of $15,000.

          (c) Throughout the term of this Agreement and as long as they are kept in force by Company, Employee shall be entitled to participate in and receive the benefits of any profit sharing or retirement plans and any health, life, accident or disability insurance plan or programs made available to other similarly situated officers of Company.

          (d) Employee shall be entitled to four (4) weeks paid vacation during each year of the term of this Agreement.

          (e) All references herein to compensation to be paid to Employee are to the gross amounts thereof which are due hereunder. The Company shall have the right to deduct therefrom all taxes which may be required to be deducted or withheld under any provision of the law (including, but not limited to, social security payments, income tax withholding and any other deduction required by law) now in effect or which may become effective at any time during the term of this agreement.

          (f) Throughout the term of this Agreement, Company will furnish Employee with $600 per month for an automobile.

     5. Expenses. Company will reimburse Employee for all reasonable expenses incurred by Employee in connection with the performance of Employee's duties hereunder upon receipt of vouchers therefore and in accordance

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with Company's regular reimbursement procedures and practices in effect from time to time.

     6. Authority to Bind Company.Subject to contrary instruction from the Board of Directors of Company, Employee shall be authorized to make such disbursements and purchases and to incur such liabilities on behalf of Company and to otherwise obligate Company in a manner consistent with the duties and responsibilities generally accorded a chief operating officer.

     7. Disability.

          (a) If Employee becomes unable to perform his duties hereunder due to partial or total disability or incapacity resulting from a mental or physical illness, injury or any other cause, Company will continue the payments and benefits described in paragraph 4 hereof for a period of twenty-four (24) months following the date Employee is first unable to perform his duties due to such disability or incapacity and shall pay Employee the Incentive Bonus for the year in which Employee is first unable to perform his duties. Thereafter, Company shall have no obligation for base salary or other compensation payments to Employee during the continuance of such disability or incapacity.

          (b) If Employee is unable to perform his duties hereunder due to partial or total disability or incapacity resulting from a mental or physical illness, injury or any other cause for a period of twelve (12) consecutive months during any twenty-four-month period, Company shall have the right to terminate this Agreement thereafter, in which event Company shall have no further obligations or liabilities

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hereunder after the date of such termination, except for payments required under paragraph 7(a).

     8 Termination.

          (a) In the event of Employee's death during the term of this Agreement, all payments of Base Salary shall terminate as of the end of the thirteenth month following the date of death, provided, however, that the Incentive Bonus provided for herein shall be paid to the estate of Employee for the fiscal year in which his death occurred. The Company shall have no other obligations to Employee's estate or legal representative hereunder.

          (b) Company may discharge employee at any time for criminal conduct constituting a felony offense, alcohol or drug abuse which impairs Employee's performance of his duties hereunder, continuing misconduct or dereliction of duty, gross negligence or incompetence, any willful violation of any material express direction or any reasonable material rule or regulation established by the Company's Board of Directors from time to time regarding the conduct of its business, misrepresentation made in this Agreement, or any material violation by Employee of the terms and conditions of this Agreement, in which event Company shall have no further obligations or liabilities hereunder after the date of such termination.

          (c) If employment is terminated

               (i) by the Company for any reason other than breach of this Agreement by Employee or the reasons set forth in Paragraphs 7(b), 8(a) or (b) hereof; or


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               (ii) by Employee after the occurrence of a Termination Event (as hereinafter defined), the Company shall pay Employee, as severance pay, in a lump sum, in cash, ("Termination Compensation") on the fifth day following such termination, an amount equal to two times the payments and benefits described in paragraph 4 hereof. The Termination Compensation section shall be in lieu of any severance payment to which Employee may be entitled under any other provisions of this Agreement other than payments under a pension, profit-sharing or other plan that is "qualified" as such term in used in Section 401 of the Code.

          (d) For the purposes of this Paragraph 8, the term "Termination Event" shall mean the occurrence of any of the following events:

               (i) an attempt shall be made to materially and adversely change the nature of Employee's engagement with the Company, including, without limitation, material restrictions of Employee's functions; or

               (ii) any requirement that Employee perform services primarily at a location other than in Albuquerque, New Mexico.

               (iii) the occurrence of either of the following events during the term hereof: (1) a majority of the Company's then outstanding capital stock, or property, business or assets are sold or otherwise transferred or the Company is consolidated with or merged into or with any other entity on a basis whereby the Company is not the surviving entity of such combination; or (2) a majority of the Board of Directors of the Company shall be replaced by individuals who were not directors of the Company on the date hereof and the new Board takes hostile action

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against Employee.

     9. Company Property.All written research, advertising, sales, manufacturers' and other written materials or articles or information, including without limitation data processing reports, written customer sale analyses, invoices, price lists or written information, samples, or any other written materials or data of any kind furnished to Employee by Company or any subsidiary thereof or predecessor of either or developed by Employee on behalf of Company or any subsidiary thereof or predecessor of either or at Company's, or such subsidiary's or predecessor's direction or for any of their respective use or otherwise in connection with Employee's employment hereunder and, in each case, related to Company's, subsidiary's or predecessor's business, are and shall remain the sole and confidential property of Company; provided, however, that the foregoing shall not apply to any material in the public domain other than by reason of a breach of this Paragraph 9. If Company requests the return of such materials at any time during or at or after the termination of Employee's employment, Employee shall immediately deliver the same to Company. Employee shall make full disclosure to Company of all such writings and materials and shall do everything necessary or desirable to vest the absolute title thereto in Company. Employee shall not be entitled to any additional or special compensation or reimbursement regarding any and all such writings and materials.

     10. Non-Competition, Trade Secrets, Etc.

          (a) During the term of this Agreement and, if termination of employment occurs during the Original or Renewal Term for whatever reason, for a

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period equal two (2) years from the date of termination of employment, Employee shall not, directly or indirectly, induce or attempt to influence any employee of Company or any subsidiary to terminate his employment with Company or any subsidiary and shall not engage in (as a principal, partner, director, officer, agent, employee, consultant or otherwise) or be financially interested in any business which is engaged in such businesses as the Company or any of its subsidiaries is then currently engaged (collectively, "Restricted Business Activity"). However, nothing contained in this Paragraph 10 shall prevent Employee from (i) holding for investment no more than five percent (5%) of any class of equity securities of a company whose securities are traded on a national securities exchange; (ii) engaging in any activity which is not deemed a Restricted Business Activity; or (iii) engaging in an activity which previously was considered a Restricted Business Activity but has no longer been pursued, whether or not actively, by the Company for a consecutive period of twelve (12) months prior to the termination date of this Agreement.

          (b) During the term of this Agreement and for a period ending concurrently with the termination of the restriction under subparagraph 10(a) hereof, Employee shall not use for his personal benefit, or disclose, communicate or divulge to, or use for the direct or indirect benefit of any person, firm, association or company other than the Company, any material referred to in Paragraph 9 above or any information regarding the business methods, business policies, procedures, techniques, research or development projects or results, trade secrets, or other knowledge or processes of or developed by the Company or any subsidiary thereof or any prede-

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cessor of either, or any names and addresses of customers or clients or any data on or relating to past, present or prospective customers or clients or any other confidential information relating to or dealing with the business operations or activities of Company or any subsidiary thereof or any predecessor or either, made known to Employee or learned or acquired by Employee while in the employ of Company; provided, however, that notwithstanding anything herein to the contrary, if any of the foregoing is reasonably deemed to be proprietary to the Company or is protected by law as proprietary to the Company (by copyright, patent, trademark or otherwise), this covenant shall be deemed to run indefinitely with respect to such proprietary matter. Nothing contained herein shall preclude Employee from employing any of the foregoing methods, policies, procedures, etc. in an activity which is not a Restricted Business Activity so long as such methods, policies, procedures, etc. are not proprietary or treated as confidential by Company.

          (c) Employee acknowledges that the restrictions contained in the foregoing subparagraphs (a) and (b), in view of the nature of the business in which Company is engaged, are reasonable and necessary in order to protect the legitimate interests of Company and that any violation thereof would result in irreparable injuries to Company, and Employee therefore acknowledges that, in the event of his violation of any of these restrictions, Company shall be entitled to obtain from any court of competent jurisdiction preliminary and permanent injunctive relief in addition to any other rights or remedies to which Company may be entitled.

          (d) If the period of time, the area specified or the scope of

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activity restricted in subparagraph (a) above should be adjudged unreasonable in any proceeding, then the period of time shall be reduced by such number of months or the area shall be reduced by the elimination of such portion thereof or the scope of restricted activity shall be modified, or any or all of the foregoing so that such restrictions may be enforced in such area and for such time as is adjudged to be reasonable. If Employee violates any of the restrictions contained in the foregoing subparagraph (a), the restrictive period shall not run in favor of Employee from the time of the commencement of any such violation until such time as such violation shall be cured by Employee to the satisfaction of Company.

     11. Prior Agreements.Employee represents to Company and Company represents to Employee (a) that there are no restrictions, agreements or understandings whatsoever to which the representing party is a party which would prevent or make unlawful such party's execution of this Agreement or Employee's employment hereunder, (b) that the representing party's execution of this Agreement and Employee's employment hereunder shall not constitute a breach of any contract, agreement or understanding, oral or written, to which to representing party is a party or by which such party is bound and (c) that the representing party is free and able to execute this Agreement and, in the case of Employee, to enter into employment by Company.

     12. Miscellaneous.

          (a) Indulgences, Etc.Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this

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Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

          (b) Controlling Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the State of New Mexico, notwithstanding any conflict-of-laws doctrines of such state or other jurisdiction to the contrary, and without the aid of any canon, custom or rule of law requiring construction against the draftsman.

          (c) Notices.All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received only when delivered (personally, by courier service such as Federal Express, or by other messenger) or when deposited in the United States mails, registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

                           (i)      If to Employee:

                                    Arthur C. Solomon
                                    1504 Catron Ave., S.E..
                                    Albuquerque, New Mexico  87123




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                           (ii)     If to Company:



                                    Diagnostek, Inc.
                                    4500 Alexander Boulevard, N.E.
                                    Albuquerque, New Mexico 87107
                                    Attention:  Chairman
                                    with a copy, given in the manner
                                    prescribed above, to:

                                    Courtlandt G. Miller, Esquire
                                    Diagnostek, Inc.
                                    405 Park Avenue, 16th Floor
                                    New York, New York  10022

               In addition, notice by mail shall be by air mail if posted outside of the continental United States.

               Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this paragraph for the giving of notice.

          (d) Binding Nature of Agreement. This Agreement shall be binding upon and inure to the benefit of Company and its successors and assigns and shall be binding upon Employee, his heirs and legal representatives.

          (e) Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. The Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the

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signatures of all of the parties reflected hereon as the signatories.

          (f) Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

          (g) Entire Agreement.This Agreement contains the entire understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

          (h) Paragraph Headings. The paragraph headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

          (i) Gender, Etc. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

          (j) Number of Days. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however, that if the final day of any time period falls on

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a Saturday, Sunday or holiday on which federal banks are or may elect to be closed, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or such holiday.








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     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the date first above written.

                                      DIAGNOSTEK, INC.


                                      By:
                                      William A. Barron
                                      President and
                                      Chief Operating Officer




                                      Arthur C. Solomon, Employee